UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-160930 (Commission File Number)	87-0455378 (IRS Employer Identification No.)
6975 SW Sandburg Rd. Suite 326 Tigard, OR (Address of principal executive offices)	503-598-6659 (Registrant’s telephone number, including area code)	97223 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the proposal to ratify the appointment of the independent registered public accountant for 2010.  This Amendment No. 1 includes the proposal to ratify the appointment of Anton & Chia LLP as independent registered public accountant for 2010, instead of Ernst & Young LLP which was originally reported in the Initial Form 8-K.

Except as described above, no other changes have been made to the Initial Form 8-K and this Amendment No. 1 does not amend or update any other information contained in the Initial Form 8-K.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Powin Corporation held its Annual Meeting of Shareholders on June 16, 2010 where a quorum of the shareholders did vote.  At the meeting, shareholders elected four directors each to serve until the next Annual Meeting of Shareholders to be held in 2011, or a successor being elected and qualified.  Each of the four named directors was elected and received the number of votes reflected below.  In addition, shareholders ratified the appointment of Anton & Chia LLP as Powin Corporation’s independent registered public accounting firm for 2010, and approved, Any other business which may properly come before the meeting; including adjourning the meeting from time to time.  For more information on the proposals, see Powin Corporation’s proxy statement dated May 15, 2010.  Set forth below are the final voting results for each of the proposals.

·      Election of Director Nominees

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
OwJoseph Lu	155,618,402	0	100	0
Ronald Horne	155,617,202	0	1,300	0
Zaixiang (Fred) Liu	155,618,402	0	100	0
Ty Measom	155,618,402	0	100	0

·      Proposal to ratify the appointment of Anton & Chia LLP as independent registered public accountant for 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,618,402	0	100	0

·      Proposal to transact such other business as may properly come before the meeting, including adjourning the meeting from time to time

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,618,162	340	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 28, 2010

POWIN CORPORATION

By:  /s/ Ronald Horne
Ronald Horne
Chief Financial Officer